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                                                                   Exhibit 10.28

                  NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                           DEFERRED COMPENSATION PLAN

                           AMENDMENT AND RESTATEMENT

The Non-Qualified Deferred Compensation Agreement ("Agreement" or "Plan") originally entered into and effective 11/1/96 ("Effective Date"), by and between New Jersey State Medical Underwriters, Inc. ("Employer" or "Corporation") and Daniel Goldberg (hereinafter sometimes referred to as "Employee" or "Participant"), is hereby amended and restated in its entirety. The purpose of this amendment and restatement is to provide Employee greater choice of investment alternatives and to extend the deferral period for previously deferred amounts in consideration of an increase to the deferral account balance of the Employee.

WITNESSETH THAT:

In consideration of the agreements hereinafter contained the parties hereto agree as follows:

1.1 EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT. Employer hereby amends and restates the Non-Qualified Deferred Compensation Agreement to be effective December 31, 1998.

1.2 NATURE OF PLAN. The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation for purposes of the Internal Revenue Code of 1986, as amended, and regulations thereunder, and the Employee Retirement Income Security Act of 1974.

1.3 PURPOSE OF PLAN. The purpose of this Plan is to enable Employee to enhance his financial security by permitting him to enter into this agreement with Employer to defer his compensation and receive benefits in a future year.

1.4 APPLICABLE COMPENSATION. Elections to defer compensation shall be made with respect to compensation not yet earned. In the case of bonuses or other nonperiodic payments, such compensation shall be treated as earned no earlier than the day on which the amount payable has been determined. In the case of periodic payments such as salary, such compensation shall be treated as earned no earlier than the day prior to the day on which the service period giving rise to the salary has commenced.

1.5 DEFERRAL OF COMPENSATION. Employee shall make an irrevocable election to defer compensation to be paid by Employer by the signing of an Election to Defer in the form approved by Employer. Deferrals under such elections shall be effective on the date the Election to Defer is properly completed by Employee and accepted by Employer. Employer shall acknowledge receipt of Employee's deferral election by signing the Election to Defer and returning it to Employee within 14 days of receipt.

1.6 EARNINGS. Interest shall be credited monthly by Employer on amounts deferred under this Plan at a rate of return equal to the aggregate investment portfolio total rate of return for the Medical Inter-Insurance Exchange of New Jersey or, if applicable, the return directly associated with any specific investment alternatives chosen by Employee and approved by Employer, including, but not limited to, any income (loss) and realized and unrealized gains (losses). Employee may change selected investment alternatives on a prospective basis only.

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1.7    EMPLOYER CONTRIBUTION. In consideration for the extension of the initial distribution date for Plan benefits, Employer shall increase the account balance of Employee under this Plan by an amount that reflects the amount the account balance would have been if the prior deferrals under the Plan had been invested at a rate of return equal to the aggregate investment portfolio total rate of return for the Medical Inter-Insurance Exchange of New Jersey.

1.8 COMMENCEMENT OF DISTRIBUTIONS. Distribution of benefits to Participant under the Plan shall commence no earlier than January 15, 2004 provided, however, that distribution shall be accelerated in the event Employee separates from service of Employer for any reason prior to January 15, 2004. In such event, Plan benefits shall commence within 60 days after such separation from service. Notwithstanding the foregoing, if Participant dies prior to the time his benefits under this Plan have been distributed in full, any remaining portion of benefits yet to be distributed under this Plan shall be distributed as soon as administratively practicable to Participant's estate or such other beneficiary as designated by Participant on a Beneficiary Designation Form.

1.9 MANNER OF PAYMENT. Distributions shall be made in cash by Employer except to the extent that Participant elects to receive payment in the form of property that was designated as an investment alternative as provided in
       Section 1.6 of this Agreement. In such case, any cash due shall be reduced by the fair market value of such in kind payment at the time of the distribution.

1.10 PLAN ADMINISTRATION. The Corporation shall be responsible for the administration of the Plan, including any associated costs.

1.11 OWNERSHIP OF ASSETS. All amounts of compensation deferred under the Plan, all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights shall remain (until made available to Participant) solely the property and rights of Corporation (without being restricted to the provisions of benefits under the Plan) and shall be subject to the claims of Corporation's general creditors.

1.12 LIMITATION OF RIGHTS/EMPLOYMENT RELATIONSHIP. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving Participant or any other person any legal or equitable right against Employer except as provided in the Plan.

1.13 LIMITATION OF ASSIGNMENT. Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void. Participant's interest in benefits under the Plan shall not be subjected to debts or liabilities of any kind and shall not be subject to attachment, garnishment, or other legal process.

1.14 REPRESENTATIONS. Employer does not represent or guarantee that any particular federal or state income, payroll, personal property, or other tax consequence will result from participation in this Plan. Participant should consult with professional tax advisors to determine the tax consequences of his or her participation.

1.15 APPLICABLE LAW. This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the law of the State of New Jersey.
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1.16    RESPONSIBILITY FOR TAXES. Participant is responsible for all federal, state, and other taxes assessed on amounts deferred under this Plan. Employer shall have the right to withhold or reduce Plan benefits to satisfy such withholding obligations as it may deem necessary to ensure proper withholding procedures.

1.17 ESTABLISHMENT OF TRUST. In the event of a Change in Control or a Change in Position as defined in Paragraph 1.19, the Employer shall immediately establish the Employee's Trust (the "Trust") and contribute assets to such Trust in an amount equal to the Employer's obligations to the Participant under this Plan determined as of the date of the Change in Control or the Change in Position. Such Trust shall be established in accordance with the Internal Revenue Service model trust agreement as set forth in Revenue Procedure 92-64.

1.18 EFFECT OF THE TRUST. The provisions of the Plan shall govern the rights of the Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan. The Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligation under Plan.

1.19 DEFINITIONS. For purposes of Paragraph 1.17, the following capitalized words shall have the meanings set forth below:

1.19.1 "CHANGE IN CONTROL" shall be as defined in Section 1.5 of the Employment Agreement dated as of October 9, 1998 among the MIIX Group, Incorporated, New Jersey State Medical Underwriters, Inc. and Daniel Goldberg.

1.19.2 "CHANGE IN POSITION" shall mean (a) a change in the title, nature or status of responsibilities and reporting obligations of the Participant; (b) a reduction by the Employer in the Participant's annual base salary; or (c) a failure by the Employer to increase the Participant's compensation at a rate commensurate with that of other key executives of the Employer.

IN WITNESS WHEREOF, the parties have executed this Amendment and Restatement to The Non-Qualified Deferred Compensation Agreement ("Agreement" or "Plan") originally entered into and effective 11/1/96 ("Effective Date"), by and between New Jersey State Medical Underwriters, Inc. ("Employer" or "Corporation") and Daniel Goldberg, to be effective on the date cited above.

WITNESS:


/s/ Vincent Maressa                                        12/31/98
-------------------------------------------        ----------------------------
New Jersey State Medical Underwriters, Inc.        Date
By:


/s/Daniel Goldberg                                         12/31/98
-------------------------------------------        ----------------------------
Daniel Goldberg                                    Date

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                  NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                           DEFERRED COMPENSATION PLAN

                               ELECTION TO DEFER

Pursuant to the terms of the Non-Qualified Deferred Compensation Agreement entered into between me and New Jersey State Medical Underwriters, Inc. on November 1, 1996, as amended, I hereby elect to defer the following amounts or percentages of compensation:


SALARY:   Commencing on                 _____________________________

          In the amount of              _____________________________


BONUS:    That will be determined on    February 16, 1999
                                        -----------------------------
          In the amount of              Total in excess of $25,000
                                        -----------------------------


Participant's Signature:      /s/ Daniel Goldberg
                              --------------------------------------------

Print Name:                   Daniel Goldberg
                              --------------------------------------------

Date:                         12/31/98
                              --------------------------------------------


Approved:                     NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.
                              --------------------------------------------

By:                           /s/ Vincent Maressa
                              --------------------------------------------

Print Name:                   Vincent Maressa
                              --------------------------------------------

Date:                         12/31/98
                              --------------------------------------------
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                  NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                           DEFERRED COMPENSATION PLAN

                            INVESTMENT ELECTION FORM
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Pursuant to the terms of the Non-Qualified Deferred Compensation Agreement entered into between me and New Jersey State Medical Underwriters, Inc. on November 1, 1996, as amended ("Plan"), I hereby revoke any prior investment designations for the amounts credited to my account balance under the Plan, and I hereby elect the following investments for amounts credited to my account. This election is to be effective at the earliest date permissible under, and subject to all of the terms of, the Plan:

Investment Options Percentage of Plan Account:

1.     CERTAIN SPECIFIED REAL ESTATE HELD FOR RENTAL AND INVESTMENT.*   $
       --------------------------------------------------------------   --------
2.     UNSPECIFIED.**                                                      100%
       --------------------------------------------------------------   --------

3.     --------------------------------------------------------------   --------

4.     --------------------------------------------------------------   --------

5.     --------------------------------------------------------------   --------

Total                                                                   $
       --------------------------------------------------------------   --------

*  Specify real estate investment:
                                   ---------------------------------------------

** Therefore earning interest in an amount equal to the aggregate investment portfolio total rate of return for the Medical Inter-Insurance Exchange of New Jersey.

(If Participant at any time uses the real estate investment for personal purposes, Participant will pay fair market value rental for such use.)


Participant's Signature:      /s/ Daniel Goldberg
                              -------------------------------------------------

Print Name:                   Daniel Goldberg
                              -------------------------------------------------

Date:                         12/31/98
                              -------------------------------------------------

Approved:                     New Jersey State Medical Underwriters, Inc.
                              -------------------------------------------------

By:                           /s/ Vincent Maressa
                              -------------------------------------------------

Print Name:                   Vincent Maressa
                              -------------------------------------------------

Date:                         12/31/98
                              -------------------------------------------------

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